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                                 EXHIBIT (10g)

                               BANK OF AMERICA(R)

                                                                 Bank of America
                                                              Commercial Finance
                                                                 Business Credit
                                                                   GA1-006-05-14
                                                                     PO Box 3406
                                                         Atlanta, GA  30302-3406

                                                                Tel 404.607.5386

June 12, 2002

Willis C. Moore, III
Executive Vice President and CFO
Unifi, Inc.
7201 W. Friendly Avenue
Greensboro, NC 27410

RE:   Credit Agreement Dated as of December 7, 2001 ("Loan Agreements") between
Unifi, Inc. and Bank of America, N.A. as Agent.

Dear Mr. Moore:

Unifi, Inc. has requested a change in the frequency of the reporting requirements per The Loan Agreements as contained in Article 5 Section 5.2(1). This letter shall serve as our agreement that Section 5.2(1) shall be amended, and that the language below shall be added to Section 5.2(1). All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreements.

      "Provided, however, that if Availability is $35,000,000 or more at all times during the month then such Borrowing Base Certificates will be furnished only on a monthly basis as soon as available, but in any event by the 30th day of the following month concurrently therewith, or more frequently if requested by the Agent, a schedule of each Borrower's Accounts created, credits given, cash collected and other adjustments to Accounts made since the date of the last such schedule and the related Borrowing Base Certificate."

The parties hereto acknowledge and agree that all other terms and conditions of the Loan Agreements shall remain in full force and effect and continue to apply unless and until the Agent and Lenders otherwise consent in writing. This agreement shall not operate as a consent to any

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other action or inaction, or a waiver of any provision contained in the Loan
Agreement except as specifically provided herein. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument.

Please signify your acceptance of the changes as contained herein by signing below.

Bank of America, N.A., as Agent
By:

/S/ GAYE L. STATHIS
    ---------------------------------
    Gaye L. Stathis
    Vice President

Unifi, Inc.
By:

/S/ WILLIS C. MOORE, III
    ---------------------------------
    Willis C. Moore, III
    Executive Vice President and CFO